Exhibit 99.2

BALLY’S CORPORATION TO ACQUIRE PREMIER U.S. REGULATED SPORTSBOOK TECHNOLOGY PLATFORM BET.WORKS

Proprietary Technology Stack Key Step In Bally’s Transformation To Become Premier Vertically Integrated Omni-Channel U.S. Gaming Provider

Acquisition Enables Significant Expansion of Sports Betting and iGaming Initiatives

PROVIDENCE, R.I. -- November 18, 2020 -- Bally’s Corporation (NYSE: BALY) today announced that it has entered into a definitive agreement to acquire Bet.Works, a U.S. based, sports betting platform provider to operators in New Jersey, Iowa, Indiana and Colorado, for $125 million, subject to adjustment. Upon acquiring Bet.Works’ proprietary technology stack and turnkey solutions, which include marketing, operations, customer service, risk management and compliance, Bally’s will become the premier, full-service, vertically integrated sports betting and iGaming company in the U.S. with physical casinos and online gaming solutions united under a single, preeminent brand, thus enabling it to launch its B2B2C business model.

Half of the Bet.Works purchase price will be paid in Bally’s common stock, which Bet.Works shareholders have agreed to hold for at least a year.

The Bet.Works acquisition represents the latest step in Bally’s long-term growth, development and unification strategy. Over the past two years, Bally’s has engaged in strategic and opportunistic expansion of its gaming and entertainment properties, which will include 14 casinos across 10 states once all pending transactions are completed. In addition, Bally’s recently acquired its iconic brand, which is synonymous with U.S. gaming and entertainment, and commensurate with the premier properties and amenities that define the Company’s portfolio.

The Bet.Works acquisition, which complements these initiatives, will provide Bally’s with a suite of advanced omni-channel products, platforms, software and content solutions that will enable it to deliver unrivaled sports betting and iGaming offerings to customers on a national scale. According to investment research by major Wall Street analysts and management estimates, the U.S. sports betting and iGaming market is expected to grow to $12 billion by 2025 and reach $50 billion at maturity. Bally’s estimates that the U.S. sports betting and iGaming market will reach $2.6 billion this year.

“This is the next step in our Company’s evolution,” said Soo Kim, Chairman of Bally’s Corporation’s Board of Directors. “By combining our expanding national footprint of casinos, the recently acquired Bally’s brand, and Bet.Works’ proprietary technology stack, we have evolved in just a few short years from a regional casino operator into the first U.S. gaming company committed to serving our customers with an omni-channel approach, combining the best of our physical properties with a superior online experience.”

Following the acquisition, Bally’s will form two distinct operating divisions: “Bally’s Casinos,” which will be comprised of Bally’s physical gaming and entertainment properties, and “Bally’s Interactive,” which will include new and existing contracts for sports betting and iGaming, including all of Bet.Works’ sports betting operations.

George Papanier, President and Chief Executive Officer of Bally’s Corporation, commented, “We are very excited to welcome Bet.Works to the Bally’s family. Owning Bet.Works’ superior technology platform will not only give Bally’s a long-term margin advantage online, but, more importantly, will also allow us to evolve our interactive product suite to go where sports betting and iGaming customers are headed quickly. David Wang and his team at Bet.Works have already demonstrated impressive growth and the ability to execute while creating a differentiated platform. We are very pleased to bring this technology to our more than 14 million active customers who will experience Bally’s Casinos and Bally’s Interactive as a unified brand with a single player card and rewards system.”

David Wang, Founder and CEO of Bet.Works, will serve as the CEO of Bally’s Interactive upon closing the transaction. Bally’s Interactive will integrate Bet.Works’ experienced team of over 130 employees across three offices, including approximately 90 engineers, into its interactive operations. Bally’s Interactive also plans to open a technology development center in Rhode Island by the end of 2021, initially with 25 employees.

Wang stated, “We are pleased to be joining the Bally’s family, which has demonstrated a remarkable track record of growth and diversification with a proven management team. We remain committed to creating the world’s best sports entertainment products, as well as delivering innovative and exciting solutions for sports betting and iGaming consumers across Bally’s national footprint. Bet.Works will continue to offer our best in class solutions to our existing B2B clients and our future partners in the U.S. market as we expand our reach into newly regulated states. Our turnkey solutions, which include Marketing, Operations, Customer Service, Risk Management and Compliance, combined with our dedicated launch teams, will ensure we maintain a leading position in the B2B sector while powering Bally’s Interactive. Bally’s is the perfect home for Bet.Works as it will allow us to continue to grow and innovate.”
Bally’s expects to close the transaction during the first quarter of 2021, pending regulatory approval and other customary closing conditions.

Bally’s will host a conference call tomorrow at 8:30a.m. EDT to discuss the partnership. David Wang will participate in the conference call.

To access the conference call, please dial (833) 570-1160 (U.S. toll-free) and reference conference ID 3282004. A webcast of the conference call will be available via the Investors section of the Company’s website www.ballys.com. An online archive of the webcast will be available for 120 days.

Advisor

Jones Day represented Bally’s on the transaction. Brownstein Hyatt Farber Schreck LLP represented Bet.Works on the transaction.

About Bally’s Corporation

Bally’s Corporation currently owns and operates 10 casinos across six states, a horse racetrack, and 13 authorized OTB licenses in Colorado. With more than 5,400 employees, the Company’s operations include 11,859 slot machines, 405 game tables and 2,538 hotel rooms. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Bally’s Atlantic City (Atlantic City, NJ), Casino KC (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Following the completion of pending acquisitions, which include Tropicana Evansville (Evansville, IN), Jumer’s Casino & Hotel (Rock Island, IL), Eldorado Shreveport Resort and Casino (Shreveport, LA), and MontBleu Resort Casino & Spa (Lake Tahoe, NV), the Company will own and operate 14 casinos across 10 states. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY.”

About Bet.Works

Bet.Works is a U.S.-based technology and services company delivering the most advanced iGaming and sportsbook products. Its flexible suite of proprietary solutions, coupled with a sophisticated managed service offering, uniquely position Bet.Works to provide US-ready solutions to enterprise, tribal and regional clients. Bet.Works is the only company to have concurrently been granted GLI 19 & 33 certifications. For more information, please visit www.bet.works.

Forward Looking Statements

This communication contains "forward-looking" statements as that term is defined in the federal securities laws. All statements, other than historical facts, including future financial and operating results and Bally's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward-looking statements are sometimes identified by words like “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, (1) that one or more closing conditions to Bally’s proposed transactions, including regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions or may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transactions may not be completed on the terms or in the time frame expected, or at all; (3) the risks that U.S. sports betting and iGaming will not increase as expected by management, unexpected costs, charges or expenses resulting from the proposed transactions, and risks involved in integrating a technology-focused company into

Bally’s; (4) the occurrence of any event that could give rise to the termination of the proposed transactions; (5) risks related to acquisitions and the integration of the businesses and assets acquired; (6) the financial performance of the acquired businesses; (7) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the proposed transactions; (8) the possibility that the anticipated operating results and other benefits of the proposed transactions are not realized when expected or at all; (9) local risks including proximate competition, potential competition, legislative risks and local relationships; (10) uncertainty surrounding the ongoing COVID-19 outbreak; and (11) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020 and Bally’s subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 as filed with the “SEC” on May 14, 2020, August 13, 2020 and November 6, 2020, respectively. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Bally’s does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer 401-475-8564
investorrelations@ballys.com

Media Contacts

Richard Goldman / David Gill
Kekst CNC
646-847-6102 / 917-842-5384
BallysMediaInquiries@kekstcnc.com